UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Lillian Etzkorn became the Executive Vice President and Chief Financial Officer of LCI Industries (the “Company”), effective April 17, 2023, succeeding Brian M. Hall, who remained a full-time employee of the Company in an advisory role to assist with the transition. Subsequently, it was mutually agreed that Mr. Hall’s employment with the Company would terminate on May 19, 2023, and he would then provide advisory services on a part-time basis until such time as the Company determines the transition is substantially complete, currently expected to be in early August 2023. During that time, Mr. Hall is being paid at the rate of $120 per hour for advisory services that he provides. Mr. Hall will also be eligible for a prorated bonus for the 2023 fiscal year, with the target amount being $540,000 for the full year and the proration to be based on a fraction, the numerator of which is the number of days from January 1, 2023 through May 19, 2023 and the denominator of which is 365.

Under the terms of Mr. Hall’s Executive Employment Agreement, his termination of employment by mutual agreement results in no severance benefits being payable to him. However, pursuant to the award agreements governing Mr. Hall’s outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”), the Compensation Committee of the Board of Directors of the Company has determined that Mr. Hall’s termination of employment constitutes an “Approved Retirement.” As a result, 3,758 unvested RSUs and 9,714 unvested PSUs held by Mr. Hall vested on May 19, 2023. In addition, the PSUs held by Mr. Hall for the 2022-2024 performance period have been prorated based on his employment from January 1, 2022 through May 19, 2023, and therefore he could earn a maximum of 5,864 PSUs depending on the Company’s performance against the specified goals during the 2022-2024 performance period, and any such earned PSUs will vest on March 1, 2025.

Item 9.01    Financial Statements and Exhibits

Exhibit Index

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	May 22, 2023